U.S. SECURITIES AND EXCHANGE COMMISSION
		       WASHINGTON, D.C. 20549
                       ____________________
                            FORM 8-K
                       ____________________

		         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 4, 2011

                       ____________________

                  Commission File No. 000-51976
                       ____________________

                       Monza Ventures Inc.
    (Name of small business issuer as specified in its charter)

        Nevada                               N/A
     State of Incorporation             IRS Employer
                                      Identification No

         1018 Huguang Rd., Chang Chun, China, 130012
          (Address of principal executive offices)

                          949-419-6588
                  (Issuer's telephone number)



Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02	Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Monza Ventures, Inc. (the "Company") held on April 4, 2011, the Company's stockholders re-elected Chen Wang, Peng Jian Zhi, Yuan Wei to the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles were revised such that the name of the Company was modified from Arize Nutritional Gum Corp. to Monza Ventures Inc.

The Company and shareholders approved a forward Stock Split of our issued and outstanding Common Stock on a 7 for one (7:1) basis.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Monza Ventures, Inc. (the "Company") held on April 4, 2011, the Company's stockholders:

-	Re-elected Chen Wang, Peng Jian Zhi, Yuan Wei to the Board of
        Directors.
-	Ratified Stan Lee, CPA as the Company's independent certified public accountant.
-	Authorized the Forward Stock Split of our issued and outstanding
        Common Stock on a 7 for one (7:1) basis.
-	Approved changing the name of the Company from Arize Nutritional
        Gum Corp. to Monza Ventures Inc.

The shareholders voted 6,873,000 in favor of all actions (representing 65.48% of the issued and outstanding shares of common stock of the Company), none opposed and none abstained.



SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant
Date: April 11, 2011
		 	Monza Ventures, Inc.
                        By: /s/ Chen Wang
 	 	        Chen Wang
	 	        President